EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of California Resources Corporation (the “Company”) for the fiscal period ended March 31, 2024, as filed with the Securities and Exchange Commission on May 8, 2024 (the “Report”), Francisco J. Leon, as Chief Executive Officer of the Company, and Manuela (Nelly) Molina, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge, respectively:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Francisco J. Leon
Name:	Francisco J. Leon
Title:	President and Chief Executive Officer
(Principal Executive Officer)
Date:	May 8, 2024

/s/ Manuela (Nelly) Molina
Name:	Manuela (Nelly) Molina
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date:	May 8, 2024

A signed original of this written statement required by Section 906 has been provided to California Resources Corporation and will be retained by California Resources Corporation and furnished to the Securities and Exchange Commission or its staff upon request.
This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.